UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2011

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, the Compensation Committee of the Board of Directors of RealNetworks, Inc. ("RealNetworks") approved the 2011 Executive MBO Plan (the "2011 MBO Plan"), which will be administered under the RealNetworks 2005 Stock Incentive Plan, as amended and restated. The 2011 MBO Plan is a bonus plan that pays cash awards to participants annually based on RealNetworks’ revenue and EBITDA as of the close of the year. Participants in the 2011 MBO Plan include the chief executive officer, executive vice president, chief financial officer, certain senior vice presidents and the chief legal officer of RealNetworks.

Under the 2011 MBO Plan, the target payout for Robert Kimball, RealNetworks' President and Chief Executive Officer, is equal to 100% of his annual base salary, for Michael Eggers, RealNetworks' Senior Vice President, Finance and Chief Financial Officer, is equal to 75% of his annual base salary, and for Hank Skorny, RealNetworks' Senior Vice President and Chief Strategy Officer, is equal to 45% of his annual base salary. The target payout under the 2011 MBO Plan to each executive officer is based equally on the achievement of RealNetworks' consolidated revenue and EBITDA targets. For each executive officer, no portion of the target payout based on revenue goals will be paid if less than 90% of the revenue target is achieved. For achievement of 90%-100% of the revenue target, each executive officer will be paid 70%-100% of the portion of the target payout based on the level of achievement of the revenue target. For achievement of 100%-120% of the revenue target, each executive officer will be paid 100%-160% of the portion of the target payout based on the level of achievement of the revenue target. No executive officer will be paid more than 100% of his target payout based on revenue unless 100% of the EBITDA target has been attained. No executive officer will be paid more than 160% of his target payout based on revenue. For each executive officer, no portion of the target payout based on EBITDA goals will be paid if less than 50% of the EBITDA target is achieved. For achievement of 50%-160% of the EBITDA target, each executive officer will be paid 50%-160% of the portion of the target payout based on the level of achievement of the EBITDA target, with no executive officer being paid more than 160% of his target payout.

Notwithstanding the performance and payout targets established under the 2011 MBO Plan, the Compensation Committee may adjust performance and payout targets based on acquisitions or dispositions of assets and also decrease or eliminate an executive officer’s award before it is paid. Under the 2011 MBO Plan, a participant must be employed in a position that is eligible to participate in the 2011 MBO Plan on the first and last day of a month to be eligible to earn incentive compensation under the 2011 MBO Plan for that month. In addition, executive officers must be employed on the last day of the year and on the date payments are made in order to be eligible to receive payment under the 2011 MBO Plan, except in the case of death, disability or termination of employment by RealNetworks other than for cause.

The foregoing summary of the 2011 MBO Plan is qualified in its entirety by the terms of the 2011 MBO Plan. A copy of the 2011 MBO Plan will be filed as an exhibit to RealNetworks' Form 10-K for the year ended December 31, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

February 4, 2011	By:	/s/ Tracy D. Daw

Name: Tracy D. Daw
Title: Chief Legal Officer and Corporate Secretary